CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports First Quarter 2024 Earnings of $13.3 Million and Diluted EPS of $0.91

Asset Quality, Capital and Liquidity Remain Strong

CAMDEN, Maine, April 30, 2024/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) today reported earnings for the first quarter ended March 31, 2024. The Company reported first quarter net income available to common shareholders of $13.3 million and earnings per diluted share ("EPS") of $0.91.

The Company continues to prioritize strong asset quality within the portfolio, which allowed the Company to release $2.1 million in the provision for credit losses, including a $910,000 recovery on the sale of the Signature Bank corporate bond that the Company wrote off in 2023. Excluding the sale of the Signature Bank corporate bond, the Company reported adjusted net income (non-GAAP) for the first quarter of 2024 of $12.6 million and adjusted diluted EPS (non-GAAP) of $0.86, each an increase of 1% over the fourth quarter of 2023.

"We are pleased with our first quarter financial results, demonstrating we can be nimble and take action to manage expenses, while managing the dynamics of our balance sheet," said Simon Griffiths, president and chief executive officer of Camden National Corporation. “Our operating results reflect our dedication to prudent risk management and the benefits of a relationship banking approach, which have allowed us to build a solid financial foundation. Our confidence comes from our strategic plan centered around our strong customer base and driving long-term profitable growth, stewarded by a talented team across our organization.”

FIRST QUARTER 2024 HIGHLIGHTS

•Our return on average assets was 0.93%, and our adjusted return on average assets (non-GAAP) was 0.88% for the first quarter of 2024.
•Our return on average equity was 10.77%, and adjusted return on average equity (non-GAAP) was 10.19%, and on a non-GAAP basis, our return on average tangible equity was 13.46% and adjusted return on average tangible equity was 12.74%.
•Our asset quality continues to be very strong, highlighted by loans 30-89 days past due of 0.05% of total loans and non-performing assets of 0.13% of total assets.
•Our capital position remained strong with regulatory capital ratios well in excess of required regulatory levels, and a common equity ratio of 8.66% and a tangible common equity ratio (non-GAAP) of 7.12%.

•Uninsured and uncollateralized1 deposits were 14.8% of total deposits and available liquidity sources were 2.1 times uninsured and uncollateralized deposits.

FINANCIAL CONDITION

As of March 31, 2024, total assets were $5.8 billion, an increase of 1% since December 31, 2023.

Investments totaled $1.2 billion on March 31, 2024, a decrease of 2% since December 31, 2023. We continue to redeploy monthly cash flows from the investment portfolio to fund loan growth and maximize asset yield growth. The investment portfolio represented 20% of total assets at March 31, 2024, compared to 21% of total assets at December 31, 2023. As of March 31, 2024 and December 31, 2023, the duration of the Company's securities was 5.5 years and 5.7 years, respectively, and the weighted-average life was 7.8 years at each date.

Loans totaled $4.1 billion on March 31, 2024, an increase of 1% since December 31, 2023, driven by commercial real estate loan growth of 2%. In the first quarter of 2024, we sold 50% of our residential mortgages originated and our residential real estate loans were slightly down from December 31, 2023. We continue to actively manage and review our loan portfolio, particularly our commercial real estate loans in light of the current macroenvironment and its effects on commercial real estate. Our disciplined and consistent underwriting of loans has served us well and there are no significant signs of distress in our loan portfolio. On March 31, 2024, loans 30-89 days past due to total loans were 0.05% of total loans, compared to 0.12% at December 31, 2023, and annualized net charge-offs were 0.02% of average loans for the first quarter of 2024, compared to 0.03% for the fourth quarter of 2023. The Company’s allowance for credit losses ("ACL") on loans was 0.86% as of March 31, 2024, compared to 0.90% at December 31, 2023. At March 31, 2024, the ACL was 4.7 times total non-performing loans, compared to 5.0 times at December 31, 2023.

Deposits totaled $4.6 billion on March 31, 2024, a decrease of 1% since December 31, 2023. Checking account balances decreased 4% during the quarter, primarily due to seasonality and our active rate management of a single higher-cost deposit relationship of $72.0 million. From time to time, we move in and out of certain higher-cost deposit relationships based on funding needs and to optimize our funding costs.

As part of our effort to optimize funding costs and our interest rate risk position, in the first quarter of 2024 we refinanced our existing Bank Term Funding Program ("BTFP") loan of $135.0 million that was scheduled to mature in May 2024 and increased our borrowings in the BTFP to $225.0 million at a fixed interest rate of 4.76% scheduled to mature in January 2025. The Company may exercise its right to prepay the BTFP at any time without penalty.

As of March 31, 2024, the Company's regulatory capital ratios were each well in excess of regulatory capital requirements. The Company's common equity ratio was 8.66%, and its tangible common equity ratio (non-GAAP) was 7.12%, compared to 8.66% and 7.11%, respectively, at December 31, 2023.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 5.01%, based on the Company's closing share price of $33.52, as reported by NASDAQ on March 28, 2024 (the last trading day of the first quarter of 2024), payable on April 30, 2024, to shareholders of record on April 15, 2024.

In the first quarter of 2024, the Company initiated a new share repurchase program for up to 750,000 shares of its common stock, or approximately 5% of the Company’s shares outstanding. This share repurchase program replaces the 2023 program. We did not repurchase any shares of the Company’s common stock during the first quarter of 2024.

1 Uncollateralized deposits are customer deposits for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee.

FINANCIAL OPERATING RESULTS (Q1 2024 vs. Q4 2023)

Net income for the first quarter of 2024 was $13.3 million, an increase of $4.8 million, or 57%, compared to the fourth quarter of 2023. Over the same period, adjusted net income (non-GAAP) increased $143,000, and adjusted diluted EPS (non-GAAP) increased $0.01, each an increase of 1%.

Net interest income for the first quarter of 2024 was $31.3 million, a decrease of $1.4 million, compared to the fourth quarter of 2023. The decline was driven by a decrease in net interest margin of 10 basis points to 2.30% for the first quarter of 2024. Funding costs increased 17 basis points to 2.27% for the first quarter of 2024, primarily due to the decrease in average non-interest checking and savings balances of 5% and 4%, respectively.

Negative provision expense of $2.1 million was recorded for the first quarter of 2024 and was driven by favorable asset quality and an improved macroeconomic outlook, combined with modest loan growth during the quarter of less than 1%. Also, during the first quarter of 2024, the Company sold its Signature Bank corporate bond it had written-off in 2023 and recorded a partial recovery of $910,000.

Non-interest income for the first quarter of 2024 was $10.3 million, an increase of $4.3 million, or 72%, over the fourth quarter of 2023. In the fourth quarter of 2023, we executed on a balance sheet repositioning strategy and sold certain investment securities, which resulted in a $5.0 million pre-tax loss, with no corresponding investment gains or losses in the first quarter of 2024. This was partially offset by a decrease in debit card income of $600,000 between periods, which was driven by the recognition of our annual Visa incentive bonus in the fourth quarter of 2023 that totaled $400,000.

Non-interest expense for the first quarter of 2024 was $27.4 million, a decrease of $484,000, or 2%, compared to the fourth quarter of 2023. In the first quarter of 2024, we took certain actions to maintain and manage costs in response to revenue pressures from a decreasing net interest margin. Our GAAP efficiency ratio for the first quarter of 2024 was 65.78% and non-GAAP efficiency ratio was 65.55%.

Q1 2024 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, April 30, 2024 to discuss its first quarter 2024 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):            (833) 470-1428
Live dial-in (All other locations):        (929) 526-1599
Participant access code:            314687
Live webcast:                https://events.q4inc.com/attendee/289257246

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

2024 ANNUAL MEETING OF SHAREHOLDERS

Camden National has scheduled its annual meeting of shareholders (“Annual Meeting”) for Tuesday, May 21, 2024, at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/CAC2024 and in person at Camden National’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. We encourage all shareholders as of the March 25, 2024 record date to attend the Annual Meeting.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is the largest publicly traded bank holding company in Northern New England, with $5.8 billion in assets and 57 banking centers. Founded in 1875, Camden National Bank is a full-service community bank, offering the latest digital banking, complemented by award-winning, personalized service. Camden National Bank has been recognized as one of the Best Places to Work by Best Companies Group and named to Forbes' World's Best Banks list. To learn more, visit CamdenNational.bank. Member FDIC. Equal Housing Lender.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; adjusted pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; tangible book value per share; core deposits and average core deposits. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended
(In thousands, except number of shares and per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Financial Condition Data
Loans	$4,121,040	$4,098,094	$4,073,108
Total assets	5,794,785	5,714,506	5,716,605
Deposits	4,551,524	4,597,360	4,642,734
Shareholders' equity	501,577	495,064	464,874
Operating Data and Per Share Data
Net income	$13,272	$8,480	$12,727
Adjusted net income (non-GAAP)(1)	12,553	12,410	14,179
Diluted EPS	0.91	0.58	0.87
Adjusted diluted EPS (non-GAAP)(1)	0.86	0.85	0.97
Pre-tax, pre-provision income (non-GAAP)(1)	14,233	10,849	17,981
Adjusted pre-tax, pre-provision income (non-GAAP)(1)	14,233	15,824	17,981
Profitability Ratios
Return on average assets	0.93%	0.59%	0.91%
Adjusted return on average assets (non-GAAP)(1)	0.88%	0.87%	1.01%
Return on average equity	10.77%	7.20%	11.16%
Adjusted return on average equity (non-GAAP)(1)	10.19%	10.53%	12.43%
Return on average tangible equity (non-GAAP)(1)	13.46%	9.18%	14.21%
Adjusted return on average tangible equity (non-GAAP)(1)	12.74%	13.38%	15.82%
GAAP efficiency ratio	65.78%	71.96%	59.27%
Efficiency ratio (non-GAAP)(1)	65.55%	63.48%	58.96%
Net interest margin (fully-taxable equivalent)	2.30%	2.40%	2.54%
Asset Quality Ratios
ACL on loans to total loans	0.86%	0.90%	0.91%
Non-performing loans to total loans	0.19%	0.18%	0.13%
Annualized net charge-offs to average loans	0.02%	0.04%	0.02%
Capital Ratios
Common equity ratio	8.66%	8.66%	8.13%
Tangible common equity ratio (non-GAAP)(1)	7.12%	7.11%	6.56%
Tier 1 leverage capital ratio	9.59%	9.40%	9.24%
Total risk-based capital ratio	14.52%	14.36%	13.95%
(1) This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023	% Change Mar 2024 vs. Dec 2023	% Change Mar 2024 vs. Mar 2023
ASSETS
Cash, cash equivalents and restricted cash	$176,719	$99,804	$75,741	77%	133%
Investments:
Trading securities	4,847	4,647	3,971	4%	22%
Available-for-sale securities, at fair value	601,576	625,808	686,423	(4)%	(12)%
Held-to-maturity securities, at amortized cost	540,349	544,931	540,074	(1)%	—%
Other investments	16,392	15,394	19,414	6%	(16)%
Total investments	1,163,164	1,190,780	1,249,882	(2)%	(7)%
Loans held for sale, at fair value	9,524	10,320	4,562	(8)%	109%
Loans:
Commercial real estate	1,702,952	1,672,306	1,666,617	2%	2%
Commercial	397,395	403,901	421,099	(2)%	(6)%
Residential real estate	1,762,482	1,763,378	1,733,147	—%	2%
Consumer and home equity	258,211	258,509	252,245	—%	2%
Total loans	4,121,040	4,098,094	4,073,108	1%	1%
Less: allowance for credit losses on loans	(35,613)	(36,935)	(37,134)	(4)%	(4)%
Net loans	4,085,427	4,061,159	4,035,974	1%	1%
Goodwill and core deposit intangible assets	95,529	95,668	96,112	—%	(1)%
Other assets	264,422	256,775	254,334	3%	4%
Total assets	$5,794,785	$5,714,506	$5,716,605	1%	1%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$929,314	$967,750	$1,047,491	(4)%	(11)%
Interest checking	1,503,045	1,553,787	1,609,330	(3)%	(7)%
Savings and money market	1,379,437	1,364,401	1,409,861	1%	(2)%
Certificates of deposit	585,786	609,503	360,103	(4)%	63%
Brokered deposits	153,942	101,919	215,949	51%	(29)%
Total deposits	4,551,524	4,597,360	4,642,734	(1)%	(2)%
Short-term borrowings	601,499	485,607	486,318	24%	24%
Junior subordinated debentures	44,331	44,331	44,331	—%	—%
Accrued interest and other liabilities	95,854	92,144	78,348	4%	22%
Total liabilities	5,293,208	5,219,442	5,251,731	1%	1%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	116,449	115,602	115,590	1%	1%
Retained earnings	488,143	481,014	468,755	1%	4%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(111,357)	(107,409)	(122,445)	4%	(9)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	8,587	6,096	3,286	41%	161%
Net unrecognized loss on postretirement plans, net of tax	(245)	(239)	(312)	3%	(21)%
Total accumulated other comprehensive loss	(103,015)	(101,552)	(119,471)	1%	(14)%
Total shareholders’ equity	501,577	495,064	464,874	1%	8%
Total liabilities and shareholders’ equity	$5,794,785	$5,714,506	$5,716,605	1%	1%

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	March 31, 2024	December 31, 2023	March 31, 2023	% Change Mar 2024 vs. Dec 2023	% Change Mar 2024 vs. Mar 2023
Interest Income
Interest and fees on loans	$51,709	$51,287	$45,332	1%	14%
Taxable interest on investments	7,027	6,638	5,963	6%	18%
Nontaxable interest on investments	465	654	763	(29)%	(39)%
Dividend income	312	273	219	14%	42%
Other interest income	670	945	448	(29)%	50%
Total interest income	60,183	59,797	52,725	1%	14%
Interest Expense
Interest on deposits	23,178	22,838	15,832	1%	46%
Interest on borrowings	5,198	3,700	2,085	40%	149%
Interest on junior subordinated debentures	534	550	528	(3)%	1%
Total interest expense	28,910	27,088	18,445	7%	57%
Net interest income	31,273	32,709	34,280	(4)%	(9)%
(Credit) provision for credit losses	(2,102)	569	2,002	(469)%	(205)%
Net interest income after (credit) provision for credit losses	33,375	32,140	32,278	4%	3%
Non-Interest Income
Debit card income	2,866	3,466	2,938	(17)%	(2)%
Service charges on deposit accounts	2,027	2,102	1,762	(4)%	15%
Income from fiduciary services	1,749	1,653	1,600	6%	9%
Brokerage and insurance commissions	1,239	1,188	1,093	4%	13%
Mortgage banking income, net	808	1,032	716	(22)%	13%
Bank-owned life insurance	683	500	592	37%	15%
Net loss on sale of securities	—	(4,975)	—	(100)%	—%
Other income	950	1,020	1,165	(7)%	(18)%
Total non-interest income	10,322	5,986	9,866	72%	5%
Non-Interest Expense
Salaries and employee benefits	15,954	15,404	14,573	4%	9%
Furniture, equipment and data processing	3,629	3,605	3,211	1%	13%
Net occupancy costs	2,070	1,939	2,079	7%	—%
Debit card expense	1,264	1,345	1,201	(6)%	5%
Consulting and professional fees	860	1,193	1,055	(28)%	(18)%
Regulatory assessments	857	839	845	2%	1%
Amortization of core deposit intangible assets	139	148	148	(6)%	(6)%
Other real estate owned and collection costs, net	10	67	5	(85)%	100%
Other expenses	2,579	3,306	3,048	(22)%	(15)%
Total non-interest expense	27,362	27,846	26,165	(2)%	5%
Income before income tax expense	16,335	10,280	15,979	59%	2%
Income Tax Expense	3,063	1,800	3,252	70%	(6)%
Net Income	$13,272	$8,480	$12,727	57%	4%
Per Share Data
Basic earnings per share	$0.91	$0.58	$0.87	57%	5%
Diluted earnings per share	$0.91	$0.58	$0.87	57%	5%

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$44,487	$44,577	$26,018	4.34%	6.70%	3.89%
Investments - taxable	1,187,699	1,186,959	1,237,351	2.53%	2.39%	2.06%
Investments - nontaxable(1)	62,385	89,029	105,502	3.78%	3.72%	3.66%
Loans(2):
Commercial real estate	1,682,599	1,661,720	1,646,005	4.94%	4.87%	4.61%
Commercial(1)	389,695	388,518	409,112	6.05%	6.25%	5.49%
SBA PPP	324	389	594	4.46%	2.43%	2.55%
Municipal(1)	14,653	14,430	15,997	4.40%	4.13%	3.56%
Residential real estate	1,773,077	1,765,099	1,715,192	4.41%	4.35%	3.78%
Consumer and home equity	257,305	256,073	253,760	7.89%	7.86%	7.10%
Total loans	4,117,653	4,086,229	4,040,660	5.00%	4.96%	4.50%
Total interest-earning assets	5,412,224	5,406,794	5,409,531	4.44%	4.39%	3.92%
Other assets	305,756	305,159	278,136
Total assets	$5,717,980	$5,711,953	$5,687,667

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$933,321	$985,458	$1,076,469	—%	—%	—%
Interest checking	1,490,185	1,547,438	1,689,862	2.53%	2.53%	2.00%
Savings	599,791	622,094	734,804	0.20%	0.17%	0.08%
Money market	764,585	756,407	699,080	3.29%	3.14%	2.20%
Certificates of deposit	582,806	583,738	320,209	3.77%	3.49%	1.73%
Total deposits	4,370,688	4,495,135	4,520,424	1.97%	1.87%	1.22%
Borrowings:
Brokered deposits	133,385	120,920	220,559	5.31%	5.24%	4.05%
Customer repurchase agreements	182,487	197,920	182,754	1.60%	1.68%	1.07%
Junior subordinated debentures	44,331	44,331	44,331	4.85%	4.92%	4.83%
Other borrowings	401,683	271,316	175,223	4.40%	4.19%	3.71%
Total borrowings	761,886	634,487	622,867	3.96%	3.66%	3.13%
Total funding liabilities	5,132,574	5,129,622	5,143,291	2.27%	2.10%	1.45%
Other liabilities	89,893	115,157	81,725
Shareholders' equity	495,513	467,174	462,651
Total liabilities & shareholders' equity	$5,717,980	$5,711,953	$5,687,667
Net interest rate spread (fully-taxable equivalent)				2.17%	2.29%	2.47%
Net interest margin (fully-taxable equivalent)				2.30%	2.40%	2.54%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data
(unaudited)

(In thousands)	At or for the Three Months Ended March 31, 2024	At or for the Year Ended December 31, 2023	At or for the Nine Months Ended September 30, 2023	At or for the Six Months Ended June 30, 2023	At or for the Three Months Ended March 31, 2023
Non-accrual loans:
Residential real estate	$2,473	$2,539	$2,775	$1,781	$1,713
Commercial real estate	205	386	92	56	56
Commercial	1,980	1,725	1,083	729	748
Consumer and home equity	1,000	798	674	482	441
Total non-accrual loans	5,658	5,448	4,624	3,048	2,958
Accruing troubled-debt restructured loans prior to adoption of ASU 2022-02	1,973	1,990	1,997	2,140	2,154
Total non-performing loans	7,631	7,438	6,621	5,188	5,112
Other real estate owned	—	—	—	—	—
Total non-performing assets	$7,631	$7,438	$6,621	$5,188	$5,112
Loans 30-89 days past due:
Residential real estate	$797	$1,290	$751	$1,192	$313
Commercial real estate	92	740	188	112	111
Commercial	537	2,007	2,260	294	1,030
Consumer and home equity	618	922	603	653	684
Total loans 30-89 days past due	$2,044	$4,959	$3,802	$2,251	$2,138
ACL on loans at the beginning of the period	$36,935	$36,922	$36,922	$36,922	$36,922
(Credit) provision for loan losses	(1,164)	1,174	288	744	439
Charge-offs:
Residential real estate	—	18	18	18	18
Commercial real estate	—	58	58	—	—
Commercial	309	1,560	1,101	846	312
Consumer and home equity	36	91	63	31	4
Total charge-offs	345	1,727	1,240	895	334
Total recoveries	(187)	(566)	(437)	(212)	(107)
Net charge-offs	158	1,161	803	683	227
ACL on loans at the end of the period	$35,613	$36,935	$36,407	$36,983	$37,134
Components of ACL:
ACL on loans	$35,613	$36,935	$36,407	$36,983	$37,134
ACL on off-balance sheet credit exposures(1)	2,325	2,353	2,670	2,788	2,990
ACL, end of period	$37,938	$39,288	$39,077	$39,771	$40,124
Ratios:
Non-performing loans to total loans	0.19%	0.18%	0.16%	0.13%	0.13%
Non-performing assets to total assets	0.13%	0.13%	0.11%	0.09%	0.09%
ACL on loans to total loans	0.86%	0.90%	0.90%	0.90%	0.91%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.02%	0.04%	0.01%	0.04%	0.02%
Year-to-date	0.02%	0.03%	0.03%	0.03%	0.02%
ACL on loans to non-performing loans	466.69%	496.57%	549.87%	712.86%	726.41%
Loans 30-89 days past due to total loans	0.05%	0.12%	0.09%	0.05%	0.05%
(1) Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended
(In thousands, except number of shares, per share data and ratios)	March 31, 2024	December 31, 2023	March 31, 2023
Adjusted Net Income:
Net income, as presented	$13,272	$8,480	$12,727
Adjustment for net loss on sale of securities	—	4,975	—
Adjustment for Signature Bank bond (recovery) write-off	(910)	—	1,838
Tax impact of above adjustments(1)	191	(1,045)	(386)
Adjusted net income	$12,553	$12,410	$14,179
Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$0.91	$0.58	$0.87
Adjustment for net loss on sale of securities	—	0.34	—
Adjustment for Signature Bank bond (recovery) write-off	(0.06)	—	0.13
Tax impact of above adjustments(1)	0.01	(0.07)	(0.03)
Adjusted diluted earnings per share	$0.86	$0.85	$0.97
Adjusted Return on Average Assets:
Return on average assets, as presented	0.93%	0.59%	0.91%
Adjustment for net loss on sale of securities	—	0.35%	—
Adjustment for Signature Bank bond (recovery) write-off	(0.06)%	—	0.13%
Tax impact of above adjustments(1)	0.01%	(0.07)%	(0.03)%
Adjusted return on average assets	0.88%	0.87%	1.01%
Adjusted Return on Average Equity:
Return on average equity, as presented	10.77%	7.20%	11.16%
Adjustment for net loss on sale of securities	—	4.22%	—
Adjustment for Signature Bank bond (recovery) write-off	(0.74)%	—	1.61%
Tax impact of above adjustments(1)	0.16%	(0.89)%	(0.34)%
Adjusted return on average equity	10.19%	10.53%	12.43%
(1) Assumed a 21% tax rate.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Net income, as presented	$13,272	$8,480	$12,727
Adjustment for (credit) provision for credit losses	(2,102)	569	2,002
Adjustment for income tax expense	3,063	1,800	3,252
Pre-tax, pre-provision income	14,233	10,849	17,981
Adjustment for net loss on sale of securities	—	4,975	—
Adjusted pre-tax, pre-provision income	$14,233	$15,824	$17,981

Efficiency Ratio:
	For the Three Months Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Non-interest expense, as presented	$27,362	$27,846	$26,165
Net interest income, as presented	$31,273	$32,709	$34,280
Adjustment for the effect of tax-exempt income(1)	150	199	229
Non-interest income, as presented	10,322	5,986	9,866
Adjustment for net loss on sale of securities	—	4,975	—
Adjusted net interest income plus non-interest income	$41,745	$43,869	$44,375
GAAP efficiency ratio	65.78%	71.96%	59.27%
Non-GAAP efficiency ratio	65.55%	63.48%	58.96%
(1) Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended
(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Return on Average Tangible Equity:
Net income, as presented	$13,272	$8,480	$12,727
Adjustment for amortization of core deposit intangible assets	139	148	148
Tax impact of above adjustment(1)	(29)	(31)	(31)
Net income, adjusted for amortization of core deposit intangible assets	$13,382	$8,597	$12,844
Average equity, as presented	$495,513	$467,174	$462,651
Adjustment for average goodwill and core deposit intangible assets	(95,604)	(95,739)	(96,191)
Average tangible equity	$399,909	$371,435	$366,460
Return on average equity	10.77%	7.20%	11.16%
Return on average tangible equity	13.46%	9.18%	14.21%
Adjusted Return on Average Tangible Equity:
Adjusted net income (see "Adjusted Net Income" table above)	$12,553	$12,410	$14,179
Adjustment for amortization of core deposit intangible assets	139	148	148
Tax impact of above adjustment(1)	(29)	(31)	(31)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$12,663	$12,527	$14,296
Adjusted return on average tangible equity	12.74%	13.38%	15.82%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	March 31, 2024	December 31, 2023	March 31, 2023
(In thousands, except number of shares, per share data and ratios)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$501,577	$495,064	$464,874
Adjustment for goodwill and core deposit intangible assets	(95,529)	(95,668)	(96,112)
Tangible shareholders' equity	$406,048	$399,396	$368,762
Shares outstanding at period end	14,593,830	14,565,952	14,587,906
Book value per share	$34.37	$33.99	$31.87
Tangible book value per share	27.82	27.42	25.28
Tangible Common Equity Ratio:
Total assets	$5,794,785	$5,714,506	$5,716,605
Adjustment for goodwill and core deposit intangible assets	(95,529)	(95,668)	(96,112)
Tangible assets	$5,699,256	$5,618,838	$5,620,493
Common equity ratio	8.66%	8.66%	8.13%
Tangible common equity ratio	7.12%	7.11%	6.56%

Core Deposits:
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Total deposits	$4,551,524	$4,597,360	$4,642,734
Adjustment for certificates of deposit	(585,786)	(609,503)	(360,103)
Adjustment for brokered deposits	(153,942)	(101,919)	(215,949)
Core deposits	$3,811,796	$3,885,938	$4,066,682

Average Core Deposits:
	For the Three Months Ended
(In thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Total average deposits, as presented(1)	$4,370,688	$4,495,135	$4,520,424
Adjustment for average certificates of deposit	(582,806)	(583,738)	(320,209)
Average core deposits	$3,787,882	$3,911,397	$4,200,215
(1) Brokered deposits are excluded from total average deposits, as presented on the Average Balance, Interest and Yield/Rate analysis table.